LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“License”) is effective as of the 9th day of February, 2015 (“Effective Date”), and is entered into by and between Loyl.Me, LLC, a Colorado limited liability company (“Licensor”), with principal offices located at 7687 Grizzly Ct.  Littleton, CO 80125, and CannaSys, Inc., a Colorado corporation (“Licensee”), with principal offices located at 1720 South Bellaire Street, Suite 325, Denver, CO 80222.  Licensor and Licensee are also referred to singularly or collectively as a “Party” or the “Parties.”

Recitals

A.          Licensor is a technology firm providing intelligent mobile marketing services and is the owner of an Automated Marketing Cloud and Customer Relationship Management Platform, including the Loyl.Me code and the modules, applications, and products set forth on Exhibit A to this License (together, the “Technology”).

B.           Licensee commercializes innovative solutions for customers and retail opportunities for segments of the medical and recreational cannabis community.

C.           Licensee desires to obtain from Licensor, and Licensor wishes to grant and provide to Licensee, a license to use the Technology for exclusive use with businesses that directly advertise in, market to, or serve the lawful cannabis industry (the “Sector”) on terms and conditions set forth in this License.

           NOW, THEREFORE, upon these premises, and for and in consideration of the mutual covenants and conditions in this License and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Recitals Incorporated.  The recitals set forth above are incorporated in this License as though they were fully set forth herein.

2.           Term.  Subject to the conditions and terms of this License, the term of this License is perpetual commencing on the Effective Date and ending on the termination as provided for in this License (the “Term”).

3.           Receipt of Technology.  Licensee acknowledges receipt of the Technology.

4.           License.

(a)           Generally.  Subject to the conditions and terms of this License, Licensor grants Licensee a license, including the right for Licensee to grant sublicenses as set forth in this License, for Licensee’s exclusive use of the Technology in the Sector, only.  Licensee accepts this license.

(b)           Licensor Use Restrictions.  See attached Exhibit C.

(c)           Warranty.  Licensee acknowledges and agrees the Technology is licensed as-is and with no express or implied warranty, including any warranty of fitness for a particular purpose, merchantability, or satisfactory quality.  Licensee waives any statutory warranties.

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(d)           License Party Use.  The Licensee and the Sublicensees (defined below) (the “License Parties”) may customize, extend, and enhance the Technology for their use in the Sector (any License Party customization, extension, or enhancement of the functionality of the Technology a “Derivative Work”).

(e)           Restrictions.

(i)            No License Party may use the Technology for any purpose outside the Sector.

(ii)           Licensee may not sublicense the Technology or any Derivative Work to a competitor or affiliate of a competitor of Licensor.

(iii)          For purposes of this License, a party will be deemed to be a competitor or an affiliate of a competitor of Licensor if (apart from that party’s use of the Technology) any part of that party’s business is directed to customer relationship marketing, mobile loyalty, or marketing automation.

(f)           Ownership.  Licensor will at all times own the Technology, and no License Party will at any time have any ownership interest in the Technology.

(g)           Access and Protection.  Subject to the restrictions set forth above, the License Parties may permit access to the Technology only to their employees or consultants who are subject to written requirements obligating them to maintain the Technology in strict confidence and to comply with this License.  All access to the Technology will be password protected.  Printouts and backup copies of the Technology will be securely stored in a restricted area.

5.           Sublicense.

(a)           Generally.  Subject to the conditions and terms of this License, Licensee may sublicense the Technology or any Derivative Work (“Sublicense”) for use in the Sector by a third party, whether an affiliate of Licensee or otherwise (each such party, a “Sublicensee”).  Immediately after execution, Licensee will provide Licensor with a copy of each executed Sublicense.  Each Sublicense will be subject to the conditions and terms of this License, including the termination provisions.  A Sublicensee may not sublicense the Technology or any Derivative Work to a third party.  Licensee may attach a copy of this License to any Sublicense, provided Licensee first redacts all economic terms from the copy of the License provided to a Sublicensee.

(b)           Strict compliance.  Licensee will at all times during the term of a Sublicense require and enforce Sublicensee’s strict compliance with the conditions and terms of the Sublicense.

6.           Compensation.  Licensee will pay Licensor as follows:

(a)           Payment:

(i)            Cash.  Licensee will pay Licensor the cash payments (“Cash Compensation”) as set forth in the compensation table attached as Exhibit B (“Compensation Table”).

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(ii)           Stock.  Licensee will issue restricted shares of common stock of CannaSys, Inc., or its successor, to Licensor as set forth in the Compensation Table (“Stock Compensation”).  The issuance of the restricted shares of common stock of CannaSys, Inc., or its successor, will be issued in “private placements,” under an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering, and exemptions from registration requirements under applicable state laws.

(b)           Royalty.  Licensee will pay Licensor a cash royalty (“Royalty”) as set forth in the Compensation Table.

(c)           Stock Compensation Adjustment.  If during the Term, Licensee is not able to issue the Stock Compensation within 10 business days after the required due date as set forth in the Compensation Table, then upon expiration of the 10-day period, Licensee will make a cash payment to Licensor in an amount equal to 10% of the Licensor’s revenue received from Licensee’s use and/or sublicensing of the Technology or any Derivative Work for the period in question or $25,000.00, whichever amount is greater.

(d)           Minimum Sublicense Compensation.  Notwithstanding any provision of this License to the contrary, for each calendar month of the term of a Sublicense, Licensee will pay Licensor (in addition to the other compensation called for under this License or under any other Sublicense(s)) not less than $500.00/month per Sublicense (“Minimum Sublicense Payment”).  The Minimum Sublicense Payment will increase on each January 1st after the Effective Date by 3%.

7.            Licensor Representations and Warranties.  Licensor represents and warrants to Licensee that:

(a)           Licensor is duly organized, validly existing, and in good standing under the laws of its state of organization and is qualified to do business in all jurisdictions in which the nature of its business, the exercise of its rights, and the performance of its obligations under this License make such qualification necessary and where failure to so qualify would have a material adverse effect on its ability to perform its obligations under this License.

(b)           Licensor owns the Technology.

(c)           Licensor’s execution of this License is authorized, and it has taken all requisite action necessary for the authorization, execution, and delivery of this License and all action required to make this License a legal, valid, and binding obligation of the Licensor, enforceable in accordance with its terms.

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(d)           Licensor has had sufficient interactions with management of Licensee and has been provided with sufficient supporting documentation, including access to Licensee’s periodic and current-event reports filed with the United States Securities and Exchange Commission at www.sec.gov, in order to make an informed investment decision.  Licensor is basing its decision to invest solely on the information provided and has not relied on any other representations made by Licensee or any of its affiliates.  Licensor acknowledges that it has previously been advised of the opportunity to review all of the pertinent facts concerning Licensee and to obtain any additional information that it may request, to the extent Licensee possesses or can obtain such information without unreasonable effort and expense.  Licensor has been provided with all materials and information requested by it or its representatives, including any information requested to verify any information furnished, and Licensor has been provided the opportunity for direct communication with Licensee and its representatives regarding the purchase made hereby.

(e)           Licensor understands that an investment in the Stock Compensation is speculative and involves numerous significant risks, the occurrence of any one of which could result in the loss of its entire investment.  Licensor is fully cognizant of and understands all of the risks relating to a purchase of the Stock Compensation.

(f)            Licensor understands that Licensee may raise additional capital or issue equity or options beyond what has been reserved in any employee option pool that would be dilutive to all Stockholders and would reduce Licensor’s percentage ownership in Licensee.

(g)           Licensor’s overall commitment to investments that are not readily marketable is not disproportionate to its net worth, and its investment in the Stock Compensation will not cause its overall commitment to become excessive.

(h)           Licensor has adequate means of providing for its financial requirements, both current and anticipated, and has no need for liquidity in an investment in the Stock Compensation.

(i)            Licensor was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, internet contact, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Stock Compensation through this Agreement.

(j)            Licensor can bear and is willing to accept the economic risk of losing its entire investment.

(k)          Licensor is acquiring the Stock Compensation for its own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of the Stock Compensation, either currently or after the passage of a fixed or determinable period or on the occurrence or nonoccurrence of any predetermined event or circumstance.

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(l)            Licensor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Stock Compensation; and Licensor has the ability to protect its own interests in connection with this investment.

(m)          Licensor is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”).

                (n)           Licensor acknowledges that neither the United States Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of purchasing the Stock Compensation.

(o)           In connection with Licensor’s acquisition of the Stock Compensation, Licensor represents that the Stock Compensation is being acquired without a view to, or for resale in connection with, any distribution of the Stock Compensation or any interest therein without registration or other compliance under the Securities Act and that Licensor has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

(p)           Licensor understands the offering has not been registered under the Securities Act and applicable state or other securities laws and that the Stock Compensation must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; Licensee is under no obligation to register the Stock Compensation under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, except as expressly agreed to in writing by Licensee; no assurance is given that the exemption provided by Rule 144 under the Securities Act or any other exemption will be available; and that the certificate, if any, representing the Stock Compensation will bear a legend so restricting the sale of such shares.

(q)           Licensor understands that the Stock Compensation is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Stock Compensation may, under certain circumstances, be inconsistent with this exemption and may make Licensor an “underwriter” within the meaning of the Securities Act.

(r)           Licensor understands that the resale of the Stock Compensation must be effected in reliance on exemptions from registration under the Securities Act and applicable state securities laws.  Licensor understands that such an exemption may not be available and, in such case, Licensor would not be able to resell the Stock Compensation held.

8.            Licensee Representations and Warranties.  Licensee represents and warrants to Licensor:

(a)           Licensee is duly organized, validly existing, and in good standing under the laws of its state of organization and qualified to do business in all jurisdictions in which the nature of its business, the exercise of its rights, and the performance of its obligations under this License make such qualification necessary and where failure to so qualify would have a material adverse effect on its ability to perform its obligations under this License.

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(b)           Licensee’s execution of this License is authorized, and it has taken all corporate action necessary for the authorization, execution, and delivery of this License and all action required to make this License a legal, valid, and binding obligation of the Licensee, enforceable in accordance with its terms.

9.            Defaults.

(a)           Licensor Default:

(i)             Generally.  Licensor will be in default if it is in breach of any representation, warranty, or material covenant made in this License and Licensor does not cure such breach within 30 days after it receives notice of the breach from Licensee.  For purposes of this subsection, a material breach of a covenant means a breach that causes or may reasonably be expected to cause monetary damage to Licensee in excess of $10,000.00.

(ii)           Sector-related Breach.  See attached Exhibit C.

(iii)          Unauthorized disclosure of Derivative Works.  Any disclosure, prohibited by or not authorized under this License, of the Derivative Works to a third party is a default under this License.

(b)           Licensee Default:

(i)             Generally.  Except for Sector-related breaches (discussed below), Licensee will be in default if it or any Sublicensee is in breach of any representation, warranty, or material covenant made in this License (or, as applicable, in the case of a Sublicense) and Licensee does not cure (or cause the cure of) such breach within 30 days after it receives notice of the breach from Licensor.  For purposes of this subsection, a material breach of a covenant means a breach that causes or may reasonably be expected to cause monetary damage to Licensor in excess of $10,000.00.

(ii)           Sector-related Breach.  In the case of a Sector-related breach by any License Party, Licensee will be in default if it does not begin to cure (or cause the cure of) such breach within five business days after it receives notice of the breach from Licensor and completes the cure within 30 days after receiving the notice.  For purposes of the License Parties, a Sector-related breach means any transaction involving the Technology or arrangement for use of the Technology in any industry other than the legal cannabis industry.

(iii)          Unauthorized disclosure of Technology.  Any disclosure, prohibited by or not authorized under this License, of the Technology to a third party is a default under this License.

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10.          Remedies.

(a)           Licensor Remedies:

(i)            Failure to Pay Cash Compensation or Stock Compensation.  In the case of a Licensee default for failure to make a Cash Compensation or Stock Compensation payment, then Licensor may, at its option: (1) by notice to Licensee, terminate this License; or (2) recover damages in an amount equal to the unpaid Cash Compensation or Stock Compensation (plus interest), plus a stipulated penalty equal to 10% of the Cash Compensation or Stock Compensation not timely paid.  In the case of termination as authorized by this subsection, Licensor will retain all amounts paid by Licensee to the date of termination as liquidated damages for that default, and no other amounts will be due from Licensee to Licensor for such default (however, this will not preclude Licensor from exercising its rights for any Sublicensee breach or default).

(ii)           Failure to Pay Royalty.  In the case of a Licensee default for failure to pay a Royalty, then Licensor will be entitled to damages in an amount equal to the unpaid Royalty (plus interest), plus a stipulated penalty equal to 10% of the Royalty not timely paid.

(iii)          Breach of Licensee Representation or Warranty or Material Covenant.  In the case of a Licensee or Sublicensee default for breach of a Licensee or Sublicensee representation or warranty or material covenant, then Licensor may, by notice to Licensee (and, as applicable, to the Sublicensee), terminate this License (and, as applicable, the Sublicense) and recover actual damages (including consequential damages), or Licensor may seek specific performance and recover actual damages (including consequential damages).  In the case of termination as authorized by this subsection, Licensor will retain all amounts paid by Licensee to the date of termination.  Termination under this subsection will not preclude Licensor from exercising its rights for any other License Party breach or default.

(iv)           Sector-related Default.  In the case of a License Party Sector-related default, then Licensor may, at its option: (1) by notice to Licensee, terminate this License; (2) recover damages from Licensee equal to 100% of any gross revenue received by Licensee, and as applicable, by any Sublicensee in the case of a Sublicensee Sector-related default, in connection with the unauthorized use, plus any consequential damages; and/or (3) request (and it is hereby stipulated that in such case Licensor will be entitled to) injunctive relief.

(v)            Unauthorized Disclosure of Technology.  In the case of a License Party default for unauthorized disclosure of the Technology, then Licensor may, at its option: (1) by notice to Licensee, terminate this License; (2) recover damages (including consequential damages) from Licensee attributable to such default; and/or (3) request (and it is hereby stipulated that in such case Licensor will be entitled to) injunctive relief.

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(b)           Licensee Remedies.

(i)            Breach of Licensor Representation or Warranty or Material Covenant.  In the case of a Licensor default for breach of a Licensor representation, warranty, or material covenant then Licensee may, by notice to Licensor, terminate this License and recover actual damages (including consequential damages), or Licensee may seek specific performance and recover actual damages (including consequential damages).  In the case of termination as authorized by this subsection, all Sublicenses will terminate as of the effective date of the termination of this License.

(ii)           Sector-related Default.  See attached Exhibit C.

(iii)         Unauthorized Disclosure of Derivative Works.  In the case of a Licensor default for unauthorized disclosure of Derivative Works, then Licensee may, at its option: (1) by notice to Licensor, terminate this License; (2) recover damages (including consequential damages) from Licensor attributable to such default; and/or (3) request (and it is hereby stipulated that in such case Licensee will be entitled to) injunctive relief.

11.          Miscellaneous.

(a)           Amendment.  No part of this License may be amended or modified in any way except in a writing executed by authorized representatives of both Parties.

(b)           Assignment.  Neither Licensee nor any License Party may assign all or any part of its obligations or rights under this License or (as applicable) under any Sublicense.  Notwithstanding this restriction, Licensee (but not a Sublicensee) may assign this License to a third party in connection with a bona fide sale of all or substantially all of Licensee’s assets to such third party, provided, that: (i) there are no uncured Licensee or Sublicensee defaults at the time of the assignment; (ii) the assignee is not a competitor of Licensor and no affiliate of the assignee is a competitor of Licensor; and (iii) the assignment is subject to the conditions and terms of this License.  An assignment by Licensee as described in this subsection will not release Licensee from any obligations that accrued before the effective date of the assignment.

(c)           Audit.  From time to time during the Term and as set forth in this subsection, Licensee will make available to Licensor and its accountants, consultants, and/or lawyers (which third parties will be bound by the confidentiality agreement between the Parties) such of the License Parties’ records (electronic and otherwise) and systems as reasonably necessary for Licensor to verify the amounts due it under this License and to verify compliance with this License.  These records may include, but are not limited to, the License Parties’ accounting and customer records that show users, charges, and payments.  Licensor will give Licensee reasonable advance notice, but not less than five business days’ notice, of its request for an audit.  Audits related to amounts due under this License may be requested no more often than once each calendar quarter during the Term.  Audits related to compliance issues may be requested at any time during the Term, but may only be requested in good faith.

(d)           Binding Effect.  This License will bind the Parties and their assigns and successors.

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(e)           Captions, Construction.  All numbering, titles, and similar items are provided for reference and convenience only and will not affect the meaning of this License.  The terms of this License will be construed simply according to their fair meaning and not strictly for or against a Party.

(f)            Compliance.  The Parties and any Sublicensees will at all times comply with all applicable local, state, and federal laws, ordinances, rules, regulations, and statutes.

(g)           Confidentiality.  Each Party will hold, and will use reasonable, industry-standard effort (but not less than the effort it uses to protect its own confidential, proprietary, and trade secret information) to cause its personnel and representatives to hold, in strict confidence, the Technology and Derivative Works, the fact of this License, the fact of any Sublicense, and all documents and information concerning the other Party and/or the Technology or the Derivative Works that have been furnished to it by the disclosing Party in connection with this License (“Confidential Information”); provided, however, this Section will not apply to the disclosure of Confidential Information: (i) to the extent required by law (provided that if a disclosure is required by law, the disclosing Party will give the non-disclosing Party immediate written notice of such requirement, permitting the non-disclosing Party to seek a protective order); (ii) in an action brought by a Party in pursuit of its rights or in the exercise of its remedies under this License; and (iii) to the extent that such documents or information can be shown through documentary evidence to have come within the public domain through no action or omission of the disclosing Party or its personnel or representatives or any Sublicensee or its personnel or representatives.  For the avoidance of doubt, the fact of a disclosure authorized by this subsection will not authorize any use of the Technology by a License Party.  The confidentiality obligation set forth in this subsection will survive for three years after termination of this License; however, the confidentiality obligation set forth in this subsection will survive indefinitely with respect to the Technology.

(h)           Counterparts.  The Parties may deliver this License by fax or email and may execute it in counterparts, each of which will be an original and all of which will constitute the same instrument.  Electronically-stored copies or photocopies of original, executed copies of this License will be deemed originals.

                (i)            Damages Limitation.  Except as expressly provided in this License, neither Party will be entitled to recover from the other any consequential damages, exemplary damages, lost profits, or punitive damages.

(j)            Dispute Resolution.  The Parties will attempt amicable resolution of any disputes between them and related to this License.  If amicable resolution fails (as determined by either Party in its discretion), then the Parties will submit the dispute to binding JAMS arbitration before a single arbitrator in Denver, Colorado.  The prevailing Party will be entitled to its reasonable attorney fees and other costs incurred, in addition to any other relief to which it is entitled, and/or a decree for specific performance and such other relief as may be appropriate (including money damages).  The Parties further acknowledge and agree the arbitrator may award injunctive relief (in addition to damages) and that any such award(s) will be specifically enforceable.  Further, if the arbitrator is unable to grant injunctive relief, then the Parties consent to the exclusive jurisdiction and venue of the courts in Denver, Colorado, for the purpose of an action for injunctive relief.  In its discretion, Licensor may proceed directly against a Sublicensee, with or without also joining Licensee in the proceeding.

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(k)          Entire Agreement.  This License, which includes any attached addenda, exhibits, and/or schedules, is the entire agreement between the Parties relating to its subject matter; it supersedes all contemporaneous or prior agreements, discussions, or understandings between the Parties, written and oral, including: that certain “Letter of Intent Memorandum” between the Parties and dated October 17, 2014; that certain “Confidentiality, Non-Disclosure and Non-Circumvention Agreement” between the Parties and dated September 3, 2014; and, that certain “Agreement to Deploy Loyl.Me Code” dated December 16, 2014.

(l)            Examples.  Any examples or use of the term “e.g.” in this License are for illustrative purposes, only.

(m)          Further Assurances.  From time to time, including after termination of this License, for no additional consideration, the Parties and any Sublicensee will execute and deliver further documents and instruments, take other action, and provide information as the other may reasonably request in order to discharge and perform their obligations under this License or as applicable under a Sublicense or to confirm the status of this License or any Sublicense.

                (n)          Indemnity.  The Parties will defend, indemnify, and hold harmless each other from and against any and all actual or alleged cause of action, claim, damage, expense, fine, lien, liability, loss, penalty, suit, and tax (including attorneys’ fees) arising in any way as a result of that Party’s operations, performance of its obligations hereunder, and representations and warranties made under this License (“Claims”).  The Parties will immediately notify each other of any Claims of which they become aware.  Licensee (and the applicable Sublicensee) will jointly and severally defend, indemnify, and hold harmless Licensor from and against any Claims related to the applicable Sublicense.  Despite the above, a Party will have no obligation to indemnify the other Party for Claims to the extent caused by that other Party’s negligence, gross negligence, or willful misconduct.

(o)           Interest.  Any amount due under this License and not timely paid will accrue interest at a rate of 1% per month from the date the amount became due until paid.

(p)           Joint and Several Liability.  Licensee will be jointly and severally liable with a Sublicensee to Licensor for a Sublicensee default under its Sublicense.

(q)           Law.  Colorado law governs this License, except with respect to its conflicts rules.

                (r)           No Breach.  The Parties’ execution and delivery of this License and the exercise of their rights and performance of their obligations under this License will not conflict with, or result in a breach, default, or violation of, any agreement, arrangement, contract, decree, injunction, instrument, judgment, laws, or order to which either Party is bound or subject or require any consent under any such agreement, arrangement, contract, decree, injunction, instrument, judgment, laws, or order.

(s)           No Other Covenants, Representations, or Warranties.  The Parties make no covenants, representations, or warranties except as expressly set forth in this License.  Each Party disclaims any other covenants, representations, or warranties by the other Party.

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                (t)            No Third-Party Beneficiaries.  Except as may be expressly set forth in this License, this License is intended solely for the benefit of the Parties, and nothing in it will be construed to create any duty to, any liability to, or any benefit for any person not a party to it.

(u)           Non-circumvention.  During the Term and for three years after termination of this License (or, in the case of a terminated Sublicense, for three years after termination of such Sublicense), Licensor will not offer, sell, or solicit to offer or sell any interest in the Technology (by license or otherwise) to a Sublicensee, unless the License (or applicable Sublicense) was terminated because of a Licensee default.

(v)           Notices.  Any notices to be sent under this License will be sent by certified mail to the pertinent Party at the address set forth in the signature boxes below.  Either Party may change its notice information by giving the other Party notice of the change.  Licensor may give notice to a Sublicensee as provided for in the Sublicense.

(w)          Publicity.  The Parties agree to keep License and the proposed transactions and agreements (including drafts of agreements) strictly secret and confidential until a time as they mutually agree that a public announcement shall be made, provided that if, in the opinion of counsel for either Party, public disclosure is required under the federal securities laws, then the consent of the other Party shall not be required.  In all events, the Parties shall consult with each other and use all reasonable efforts to agree on the content and manner of any disclosure permitted or required under this section, and further the economic terms of this License and the Technology will not be disclosed.  The provisions of this section shall terminate upon termination of this License.

(x)           Relationship of the Parties.  This License does not constitute either Party as the agent, employee, legal representative, joint venturer, or partner of the other Party.

(y)           Severability.  If any term of this License is finally held to be illegal, invalid, or void, all other parts will remain in effect; provided, however, the Parties will enter negotiations concerning such term for the purpose of achieving conformity with the requirements of any applicable law and the intent of the Parties.

(z)           Survival.  The provisions of this License that by their nature are intended to survive termination (e.g., confidentiality, further assurances, indemnity, joint and several liability, non-circumvention, termination) will survive termination of this License.

(aa)         Termination.  In addition to any termination-related remedies and rights provided above, in the case of termination: (i) the License Parties will immediately cease use of the Technology; (ii) the Technology will be completely removed from the License Parties’ systems; (iii) all copies of the Technology will be deleted and destroyed; (iv) the Technology will be removed from all of the Derivative Works and from any Sublicensee derivative works; and (v) an officer of each License Party will provide a certificate certifying that the actions described in this subsection have been taken.  Further, Licensor, upon request, may observe the removal, deletion, and destruction described in this subsection.  For the avoidance of doubt, each Sublicense will be deemed terminated once this License has terminated and Licensor has given each such Sublicensee notice of the termination.

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(bb)         Waiver.  Any failure of a Party to enforce any terms of this License or to require compliance with any of its terms at any time will in no way affect the validity of this License, or any part of this License, and will not be deemed a waiver of the right of such Party to later enforce such terms.

Loyl.Me, LLC	CannaSys, Inc.

/s/Dion Gonzales	/s/ Brandon C. Jennewine
Its: Authorized representative	Its: Authorized representative

Dated: February 9, 2015	Dated: February 9, 2015

7687 Grizzly Ct.	1720 South Bellaire Street, Suite 325
Littleton, CO 80125	Denver, CO 80222

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EXHIBIT A

TO LICENSE AGREEMENT

Technology

Licensor’s Automated Marketing Cloud and Customer Relationship Management Platform and related code, modules, and applications as are in Licensee’s repositories as of the Effective Date.

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EXHIBIT B

TO LICENSE AGREEMENT

Compensation Table

Cash Compensation
Date due	Amount
Effective Date	$25,000.00
May 1, 2015	$25,000.00
August 1, 2015	$25,000.00
November 1, 2015	$25,000.00
Stock Compensation
Date due	Amount
February 23, 2015	12,500 shares of Company common stock
February 23, 2015

Number of shares of Company common stock with a value of $25,000.00 based on the average  closing price for such stock for the 10 trading days immediately preceding the due date

(Note: this is in addition to the 12,500 shares of Company common stock referenced above)

April 10, 2015	Number of shares of Company common stock with a value of $25,000.00 based on the average closing price for such stock for the 10 trading days immediately preceding the due date
July 10, 2015	Number of shares of Company common stock with a value of $25,000.00 based on the average closing price for such stock for the 10 trading days immediately preceding the due date

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October 10, 2015	Number of shares of Company common stock with a value of $25,000.00 based on the average closing price for such stock for the 10 trading days immediately preceding the due date
Royalty
Date due	Amount
January 19 of each calendar year after 2015 (in perpetuity)
Eight percent (8%) of Licensee’s gross revenue received from the use and sublicensing of the Technology and any Derivative Work between the immediately-preceding months of October, November, and December, but not less than $3000.00
(For purposes of this Exhibit B, “gross revenue received from the use … of the Technology and any Derivative Work” will be revenue received by Licensee through any Licensee platform that utilizes the Technology or any Derivative Work.)

April 19 of each calendar year after 2015 (in perpetuity)
Eight percent (8%) of Licensee’s gross revenue received from the use and sublicensing of the Technology and any Derivative Work between the immediately-preceding months of January, February, and March, but not less than $3000.00

July 18 of each calendar year after 2015 (in perpetuity)
Eight percent (8%) of Licensee’s gross revenue received from the use and sublicensing of the Technology and any Derivative Work between the immediately-preceding months of April, May, and June, but not less than $3000.00

October 16 of each calendar year after 2015 (in perpetuity)
Eight percent (8%) of Licensee’s gross revenue received from the use and sublicensing of the Technology and any Derivative Work between the immediately-preceding months of July, August, and September, but not less than $3000.00

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License
Loyl.Me and CannaSys

EXHIBIT C

TO LICENSE AGREEMENT

Use of Technology in Sector by Third-Party Licensee of Licensor

Background -- The Parties intend that Licensee have the exclusive right to use the Technology in the Sector.  The Parties also recognize Licensor has limited ability to anticipate or control its third-party licensee’s use of the Technology.  Recognizing the Parties’ intentions and Licensor’s limitations, the Parties agree to the following with respect to any of Licensor’s third-party licensees’ use of the Technology in the Sector.  The provisions of this section will control to the extent of any conflict between what is set forth in this section and what is set forth in the other provisions of this License or that may apply at law or in equity.

Agreement, Generally -- If Licensee in good faith believes a licensee of Licensor is using the Technology in the Sector (meaning any transaction involving the Technology or arrangement for use of the Technology in the legal cannabis industry) (“Disallowed Use”), then Licensee will give Licensor notice of such use (“Disallowed Use Notice”).  The Parties will then meet at Licensor’s offices within five (5) business days after Licensor receives such Disallowed Use Notice.  This meeting will be for the purpose of verifying whether a Disallowed Use occurred and/or is occurring and, only after the Disallowed Use has been verified, to determine the gross revenue received by Licensor in the six (6) months before Licensor’s receipt of the Disallowed Use Notice in connection with such  Disallowed Use.  At the meeting described in this section, Licensor will make available to Licensee and its accountants, consultants, and/or lawyers (which third parties will be bound by the confidentiality obligations between the Parties) such of Licensor’s records (electronic and otherwise) and systems as reasonably necessary for Licensee and Licensor to verify whether a Disallowed Use has occurred, and after the Disallowed Use has been verified, Licensor’s charges and payments for the period in question associated with such Disallowed Use. Such records may include, but are not limited to, Licensor’s accounting and customer records that identify such user and the charges and payments associated with such Disallowed Use.  Licensee may request audits as described in this section no more often than once each calendar quarter during the Term.

Further, and for the avoidance of doubt, Licensor will have no obligation to verify that any third-party licensee or other user of the Technology is operating, or may in the future operate, in the Sector, and Licensor will have no obligation to prevent any such uses, and Licensee will have no right to prevent any such uses.

Disallowed Use Compensation -- For any Disallowed Use that occurred within six (6) months before Licensor’s receipt of the Disallowed Use Notice, Licensor will pay Licensee fifty percent (50%) of Licensor’s gross revenue received in connection with such Disallowed Use.  Licensor will pay this amount to Licensee within thirty (30) days after the Parties’ verification of the Disallowed Use and associated Licensor revenue.  And thereafter and for so long as Licensor receives revenue from such Disallowed Use, Licensor will pay Licensee fifty percent (50%) of Licensor’s gross revenue received in connection with such Disallowed Use within thirty (30) days after Licensor receives such payments.

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License
Loyl.Me and CannaSys

Disallowed Use Supplemental Audit -- Further, and solely for the purpose of verifying any amounts due it in connection with a previously-verified Disallowed Use, Licensee may by notice to Licensor request to meet at Licensor’s office to confirm the amounts due it.  Any such meeting will be noticed and conducted consistent with the provisions set forth above in this Exhibit.  And for the avoidance of doubt, the purpose of such meeting and review will be limited to confirmation of amounts due in connection with a previously-verified Disallowed Use.

Disallowed Use Remedies -- In the case of a Licensor breach of the payment obligations set out in this section, failure to meet, or in the case of Licensor’s failure or refusal to make available to Licensee the information required to verify a Disallowed Use, Licensee’s remedies will be limited to an action for specific performance, and in the case of a payment breach Licensee will be entitled to recover the amount due, plus a stipulated penalty of ten percent (10%) of the amount due that was not timely paid, plus interest on such amount as set forth in this License. Licensee acknowledges it will have no equitable remedies with respect to any Disallowed Use, and Licensor will not be required to terminate such Disallowed Use.  Further, Licensee waives any such rights and waives any right to seek damages or equitable remedies from any third-party licensee of Licensor whose use constitutes a Disallowed Use.  Licensor acknowledges and agrees the amounts to be paid it under this section with respect to a Disallowed Use are sufficient and adequate compensation and stipulated penalty for such Disallowed Use.

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License
Loyl.Me and CannaSys